SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2003

Delco Remy International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana (Address of principal executive offices)		46013 (Zip Code)

(765) 778-6499

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Delco Remy International, Inc. reclassified 2002 and 2001 unaudited, condensed consolidated financial statements.

Items 9 and 12. Regulation FD Disclosure and Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD are reclassified 2002 and 2001 unaudited, condensed consolidated financial statements that may be used in presentations given by Delco Remy International, Inc. (the “Company”) to financial analysts and other parties at industry trade shows and other events. The unaudited, condensed consolidated financial statements reflect the classification of the Company’s retail aftermarket gas engine business, contract remanufacturing gas engine business, Tractech, Inc. and Kraftube, Inc. as discontinued operations. Also, they reflect the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 145, Rescission of Financial Accounting Standards Board (“FASB”) Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS No. 145”). Pursuant to SFAS No. 145, the Company reclassified an extraordinary loss of $1,787 before income tax in the quarterly period ended June 30, 2002 and an extraordinary gain of $1,126 before income tax in the quarterly period ended June 30, 2001 to interest expense.

These reclassifications were previously disclosed in the Statements of Operations and Statements of Cash Flows with respect to the first six months of fiscal year 2002 and in the December 31, 2002 Balance Sheet in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003. The unaudited, condensed consolidated financial statements attached hereto reflect these reclassifications for the entire fiscal years 2002 and 2001. They are being made available for comparability purposes in advance of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 and Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2003	DELCO REMY INTERNATIONAL, INC.

	By:	/s/ RAJESH K. SHAH

	Name:	Rajesh K. Shah
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Delco Remy International, Inc. reclassified 2002 and 2001 unaudited, condensed consolidated financial statements.